NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

INDIVIDUAL VARIABLE LIFE FUND SUPPLEMENT	[PO Box 182835, Columbus, Ohio 43218-2835]

1.	Proposed Primary Insured	Name (First, MI, Last): (Please print) John Doe	SSN / Tax ID #: 999-99-9999
2.	Owner (if other than Proposed Insured)	Name (First, MI, Last): (Please print)	SSN / Tax ID #:
3.

Net Premium Allocations - Allocations must be in whole numbers. Total must be 100%.

The underlying investment options listed below are only available in variable life insurance products issued by life insurance companies, they are NOT offered to the general public directly. For more information on available investment options, such as share class, availability and restrictions, please consult the product prospectus and underlying fund prospectuses, if applicable.

3a) Available investment options for all products – NOT AVAILABLE WITH EXTENDED NO-LAPSE GUARANTEE RIDER.

AllianceBernstein Variable Product Series Funds
% AB VPS International Value Portfolio
American Funds Insurance Series®
% American Funds Insurance Series® New World Fund®
BlackRock Variable Series Funds
% Global Allocation VI Fund
% High Yield VI Fund
Deutsche DWS Variable Insurance Portfolios
% DWS Capital Growth VIP
% DWS Global Income Builder VIP
Dimensional Fund Advisors
% DFA VA Global Moderate Allocation Portfolio
% VA Global Bond Portfolio
% VA International Small Portfolio
% VA International Value Portfolio
% VA Short-Term Fixed Portfolio
% VA U.S. Large Value Portfolio
% VA U.S. Targeted Value Portfolio
% VIT Inflation-Protected Securities Portfolio
Fidelity® Variable Insurance Product Funds
% VIP Emerging Markets Portfolio
% VIP Energy Portfolio
% VIP Growth Portfolio
% VIP Overseas Portfolio
% VIP Real Estate Portfolio
Franklin Templeton Variable Insurance Products Trust
% Franklin Income VIP Fund
% Templeton Global Bond VIP Fund
Goldman Sachs Variable Insurance Trust
% Goldman Sachs Multi-Strategy Alternatives Portfolio
Guggenheim Variable Funds
% Multi-Hedge Strategies
Invesco
% VI Balanced-Risk Allocation Fund

Janus Henderson Variable Insurance Trust
% Enterprise Portfolio
% Global Technology Portfolio
Lord Abbett Series Funds
% Total Return Portfolio
MFS ® Variable Insurance Trust
% Utilities Series
% Value Series
Nationwide Variable Insurance Trust (NVIT)
% American Funds NVIT Asset Allocation Fund
% DoubleLine NVIT Total Return Tactical Fund
% NVIT Bond Index Fund
% NVIT CardinalSM Aggressive Fund
% NVIT CardinalSM Balanced Fund
% NVIT CardinalSM Capital Appreciation Fund
% NVIT CardinalSM Conservative Fund
% NVIT CardinalSM Managed Growth & Income Fund
% NVIT CardinalSM Managed Growth Fund
% NVIT CardinalSM Moderate Fund
% NVIT CardinalSM Moderately Aggressive Fund
% NVIT CardinalSM Moderately Conservative Fund
% NVIT Core Plus Bond Fund
% NVIT Dynamic U.S. Growth Fund
% NVIT Government Money Market Fund
% NVIT International Index Fund
% NVIT Investor Destinations Aggressive Fund
% NVIT Investor Destinations Balanced Fund
% NVIT Investor Destinations Capital Appreciation Fund
% NVIT Investor Destinations Conservative Fund
% NVIT Investor Destinations Managed Growth & Income Fund
% NVIT Investor Destinations Managed Growth Fund
% NVIT Investor Destinations Moderate Fund
% NVIT Investor Destinations Moderately Aggressive Fund

Nationwide Variable Insurance Trust (NVIT) (cont’d)
% NVIT Investor Destinations Moderately Conservative Fund
% NVIT Mid Cap Index Fund
% NVIT Multi-Manager Mid Cap Value Fund
% NVIT Multi-Manager Small Cap Growth Fund
% NVIT S&P 500® Index Fund
% NVIT Short Term Bond Fund
% NVIT Small Cap Index Fund
Oppenheimer Variable Account Funds
% Global Fund/VA
% International Growth Fund/VA
% Main Street Small Cap Fund®/VA
PIMCO Variable Insurance Trust
% CommodityRealReturn® Strategy Portfolio
Putnam Variable Trust
% Putnam VT Equity Income
% Putnam VT International Value Fund
T. Rowe Price Equity Series
% Health Sciences Portfolio
Van Eck VIP Trust
% Global Hard Assets Fund
Nationwide General Account
Fixed Interest Options
% Fixed Account
% Long-Term Fixed Account[1]
Indexed Interest Options
% 1-Yr Multi-Index Mthly Avg[2]
% 1-Yr S&P 500® Pnt to Pnt[2]
% 1-Yr Uncapped S&P 500® Pnt to Pnt[2]

[1]	Stringent premium and transfer restrictions are enforced for the Long-Term Fixed Account.
[2]

Election of this option requires completion of the Index Segment Maturity Value Allocation in Section 4b. Note: Net Premium allocations to the Indexed Interest Strategies received on any day other than an applicable Sweep Date will be applied to the Fixed Account as a Pending Sweep Transaction until the next applicable Sweep Date.

ICC18-VLSS-0103AO	Page 1 of 4	(09/2018)

3b) These funds are the only available investment options IF the ENLG Rider is selected. All other investment options are unavailable with this rider.

Deutsche DWS Variable Insurance Portfolios
% DWS Global Income Builder VIP
Invesco
% VI Balanced-Risk Allocation Fund
Nationwide Variable Insurance Trust (NVIT)
% American Funds NVIT Asset Allocation Fund
% NVIT CardinalSM Aggressive Fund
% NVIT CardinalSM Balanced Fund
% NVIT CardinalSM Capital Appreciation Fund
% NVIT CardinalSM Conservative Fund
% NVIT CardinalSM Managed Growth & Income Fund
% NVIT CardinalSM Managed Growth Fund
% NVIT CardinalSM Moderate Fund

Nationwide Variable Insurance Trust (NVIT) (cont’d)
% NVIT CardinalSM Moderately Aggressive Fund
% NVIT CardinalSM Moderately Conservative Fund
% NVIT Investor Destinations Aggressive Fund
% NVIT Investor Destinations Balanced Fund
% NVIT Investor Destinations Capital Appreciation Fund
% NVIT Investor Destinations Conservative Fund
% NVIT Investor Destinations Managed Growth & Income Fund
% NVIT Investor Destinations Managed Growth Fund

Nationwide Variable Insurance Trust (NVIT) (cont’d)
% NVIT Investor Destinations Moderate Fund
% NVIT Investor Destinations Moderately Aggressive Fund
% NVIT Investor Destinations Moderately Conservative Fund
Nationwide General Account
Fixed Interest Options
% Fixed Account
Indexed Interest Options
% 1-Yr Multi-Index Mthly Avg[2]
% 1-Yr S&P 500® Pnt to Pnt[2]
% 1-Yr Uncapped S&P 500® Pnt to Pnt[2]

[2]

Election of this option requires completion of the Index Segment Maturity Value Allocation in Section 4b. Note: Net Premium allocations to the Indexed Interest Strategies Sweep Date received on any day other than an applicable Sweep Date will be applied to the Fixed Account as a Pending Sweep Transaction until the next applicable

4. Optional Elections	a. Investment Option Directed Monthly Deduction
Once the policy is issued, changes to any optional election may require written instructions from Policy Owner(s).

If the selected Investment Option’s value is not sufficient for the full monthly deduction, any portion of the monthly deduction that was not taken and all future monthly deductions will be deducted from the other investment options as described in the prospectus until sufficient premium is paid into the selected Investment Option again.

Please deduct from the following Investment Option: (check only one box) [☐ Nationwide NVIT Goverment Money Market Fund] ☐ Selected Investment Option ☐ Fixed Account
Please Note: The Indexed Interest Strategies, Long-Term Fixed Account and the Enhanced DCA Allocation are not available for directing monthly deductions.

b.  Index Segment Maturity Value Allocation

On Index Segment Maturity Dates, the Index Segment Maturity Value in excess of any amount required to satisfy monthly deductions and other Policy charges assessed, partial Surrenders, and/or amounts transferred to the Policy Loan Account will be transferred to Sub-Accounts in the Variable Account, the Fixed Account, the Long-Term Fixed Account, and/or the Indexed Interest Strategies according to your then current allocation instructions for Index Segment Maturity Value, subject to any applicable transfer restrictions. Allocations to the Long-Term Fixed Account and/or Fixed Account that are not permitted due to applicable transfer restrictions, will be held in a money market Sub-Account.

Select only one checkbox: If you have not provided specific instructions below for transfer of Index Segment Maturity Value, it will be applied to create a new Index Segment in the same Indexed Interest Strategy from which it matured.

☐ Reallocate to matured Index Segment Strategy: 100% of the available Index Segment Maturity Value will be reallocated back into the Indexed Interest Strategy from which it matured.
☐ Use the investment option allocations selected in the Net Premium Allocations (Section 3a or 3b) on this form.
☐ Use investment option allocations below: (Allocations must be in whole numbers)
INVESTMENT OPTION NAME
%
%
%
%
%
%
%
%
%
%
Total = 100%

ICC18-VLSS-0103AO	Page 2 of 4	(09/2018)

4. Optional Elections (cont’d) Once the policy is issued, changes to any optional election may require written instructions from Policy Owner(s).

c.   Dollar Cost Averaging

•   Transfers must be at least $100.

•   The monthly transfer from the Nationwide Fixed Account must be equal to or less than 1/12th of the Fixed Account value when the Dollar Cost Averaging Program is requested.

•   Transfers to or from the Long-Term Fixed Account are not available as part of Dollar Cost Averaging.

•   Transfers to the Fixed Account are not available as part of Dollar Cost Averaging.

•   Dollar Cost Averaging will begin the 1st day available from the Policy Date. Allocations to the Indexed Interest Strategies will be held in the Fixed Account as a Pending Sweep Transaction until the next Sweep Date.

Please transfer $ per month from the: (check only one box)
[ ☐ Nationwide NVIT Government Money Market Fund ] ☐ Nationwide Fixed Account
To:
INVESTMENT OPTION NAME
$
$
$
$
$
$
$
$
$
$

d.  Asset Rebalancing

•   Fixed Account, Long-Term Fixed Account, Enhanced DCA Allocation and Indexed Interest Strategies are not available for asset rebalancing.

•   Asset rebalancing is limited to a maximum of 20 Variable sub-accounts.

•   Allocations must be in whole percentages and must total 100%.

•   Asset Rebalancing will begin the 1st day available from the Policy Date, then at the frequency you elect below, until Nationwide receives your request to terminate the program.

•   Asset Rebalancing will have no effect on the net premium allocations. Changes to Net Premium Allocations will have no effect on the Asset Rebalancing program.

Please rebalance at the elected frequency: (check only one box)
☐ Quarterly ☐ Semi-Annually ☐ Annually
Select One:
☐ Use the investment option allocations selected in the Net Premium Allocations (Section 3a or 3b) on this form
☐ Use investment option allocations below: (Allocations must be in whole numbers)
INVESTMENT OPTION NAME
%
%
%
%
%
%
%
%
%
%
Total = 100%

ICC18-VLSS-0103AO	Page 3 of 4	(09/2018)

5. Transfer Authorization for Producer

☐ By checking this box, you have authorized and directed Nationwide to accept instructions from the Producer signing this application to execute transfers among the investment options available under your Policy, to execute allocation changes and/or executing Directed Monthly Deductions on your behalf. This power is personal to the Producer, and may be delegated by written notification to Nationwide and only to individuals employed or under control of the Producer for administrative/processing purposes. This power is not available for use by any person or organization providing any type market-timing advice or service. Nationwide may revoke the authority of the Producer to act on your behalf at any time by written notification to you.

If the box above is checked, your Producer’s signature below and your signature at the end of this application represents agreement for yourselves, your heirs and the legal representatives of your estates and your successors in interest or assigns to release and hold harmless Nationwide from any and all liability in reliance on instructions given under the authority described above. You and the Producer also agree to jointly and severally indemnify Nationwide for and against any claim, liability or expense arising out of any action taken by Nationwide in reliance of such instructions.

X             Joe Producer

    Signature of Producer

6. Rights of Transfer for Co-Owners

If there is more than one Policy Owner or Trustee, all Policy Owners and Trustees must authorize all transfers among the investment options, or allocation changes, and executing Directed Monthly Deductions, unless an option is selected below:

☐   Act Independently – Transfers, allocation changes, and executing Directed Monthly Deductions may be made by any Policy Owner or Trustee.

☐   Designate One – Transfers, allocation changes, and executing Directed Monthly Deductions may only be made by the following named Policy Owner or Trustee:

7. Important Notice

I UNDERSTAND THAT THE DEATH BENEFIT UNDER A VARIABLE LIFE INSURANCE POLICY MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT RETURN ON THE SUB-ACCOUNT(S) I SELECT. REGARDLESS OF INVESTMENT RETURN, THE DEATH BENEFIT CAN NEVER BE LESS THAN THE SPECIFIED AMOUNT, AS LONG AS THE POLICY IS IN FORCE. THE CASH VALUE MAY INCREASE OR DECREASE ON ANY DAY, DEPENDING ON THE INVESTMENT RETURN FOR THE POLICY. NO MINIMUM CASH VALUE IS GUARANTEED. ON REQUEST, WE WILL FURNISH ILLUSTRATIONS OF BENEFITS, INCLUDING DEATH BENEFITS AND CASH VALUES FOR A VARIABLE LIFE INSURANCE POLICY AND A FIXED LIFE INSURANCE POLICY FOR THE SAME PREMIUM.

8. Suitability	a. Do you understand that the Death Benefit and Surrender Value may increase or decrease depending on the investment experience of the Variable Account?	☒Yes	☐No
	b. Do you believe that this policy will meet your insurance needs and financial objectives?	☒Yes	☐No
	c. Have you received a current copy of the prospectus?	☒Yes	☐No
All questions are required to be answered.

d.  I understand that I selected the Premium shown in the illustration to show Nationwide how much Premium I intend to pay. Illustrated hypothetical rates of return are not guaranteed. Investment Experience varies over time, is rarely the same year-over-year, and may be negative. I understand that this is a variable insurance product with the potential for unfavorable investment experience, including extended periods of significant stock market decline. In the event of any unfavorable investment experience, I understand that I may be required to pay additional Premium in order to meet my goals and/or to prevent the policy from Lapsing.

		☒Yes	☐No
9. Signatures If there are additional Owners on the policy, please attach a blank sheet with the additional signatures.	Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.
Signed on November 1 , 2012
Month/Day Year
X John Doe X
Signature of Applicant/Owner/Trustee Signature of Applicant/Owner/Trustee
X X
Signature of Applicant/Owner/Trustee Signature of Applicant/Owner/Trustee

ICC18-VLSS-0103AO	Page 4 of 4	(09/2018)